EXHIBIT 31.1

CERTIFICATIONS

I, John A. Thain, certify that:

     1. I have reviewed this quarterly report on Form 10-Q/A of CIT Group Inc.; and

     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: January 31, 2012

/s/ John A. Thain

John A. Thain
Chairman and Chief Executive Officer
CIT Group Inc.